As filed with the Securities and Exchange Commission on June 20, 1997 Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933


                             NEXTLEVEL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                                                     36-4134221
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                           8770 West Bryn Mawr Avenue
                             Chicago, Illinois 60631
                    (Address of Principal Executive Offices)


                      NEXTLEVEL SYSTEMS, INC. SAVINGS PLAN

               GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN
                            (Full Title of the Plans)


                                Mr. Keith A. Zar
                       Vice President and General Counsel
                               8770 West Bryn Mawr
                             Chicago, Illinois 60631
                                 (773) 695-1000
           (Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Amount          Proposed maximum   Proposed maximum     Amount of
           Title of securities                                    to be           offering price        aggregate       registration
            to be registered                                    registered          per share        offering price          fee
------------------------------------------------------------------------------------------------------------------------------------
To be offered pursuant to the NextLevel Systems, Inc. Savings Plan:

Common Stock, $.01 par ......................................7,000,000 shares       $  6.67(1)       $ 46,690,000(1)   $14,148.48(1)
 value, and related preferred
 stock purchase rights
====================================================================================================================================
Interests in the Plan ........................................      (2)                                                     (3)
====================================================================================================================================

To be offered pursuant to the General Instrument (Puerto Rico), Inc. Savings Plan:

Common Stock, $.01 par ....................................... 200,000 shares       $  6.67(1)       $  1,334,000(1)   $   404.24(1)
 value, and related preferred
 stock purchase rights
====================================================================================================================================
Interests in the Plan ........................................      (2)                                                     (3)
====================================================================================================================================
                                                                                                 TOTAL                 $14,552.72
                                                                                                                       ==========
====================================================================================================================================



(1) Calculated pursuant to Rule 457(h)(1) based on the pro forma book value of the Registrant's common stock as of March 31, 1997 and the number of shares of common stock of General Instrument Corporation outstanding as of June 10, 1997.
(2) Pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.
(3) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

     The Registrant incorporates by reference herein the following documents:

         (a) The Registrant's Prospectus dated June 13, 1997 as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in its Registration Statement on Form S-4 (File No. 333-23935); and

         (b) From and after the effective date of the Registrant's Registration Statement on Form 8-A (File No. 001-12925), the description of the Common Stock contained or incorporated by reference therein, including any amendment or report filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant or by the NextLevel Systems, Inc. Savings Plan or the General Instrument (Puerto Rico), Inc. Savings Plan (collectively, the "Plans") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Communications Business of General Instrument (which will become the Registrant following the Distribution (as defined below)), incorporated by reference in this Registration Statement from the Form S-4 Registration Statement, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in the Form S-4 Registration Statement, and are incorporated herein by reference in reliance upon their authority as experts in accounting and auditing. Future financial statements of the Registrant and the reports thereon of the Registrant's independent auditors to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of such independent auditors as experts in accounting and auditing to the extent such independent auditors have audited those financial statements and consented to the use of their reports thereon.

Item 4:  Description of Securities

     GENERAL

     Pursuant to the Registrant's Amended and Restated Certificate of Incorporation which will be in effect at the time of the proposed distribution (the "Distribution") to the stockholders of General Instrument Corporation

("GI") of the outstanding shares of the common stock, $.01 par value (the "Common Stock"), of the Registrant (which on the date of the filing of this Registration Statement was an indirect wholly-owned subsidiary of GI), the authorized capital stock of the Registrant consists of (i) 400,000,000 shares of Common Stock, of which approximately 137 million shares will be issued and outstanding upon consummation of the Distribution (based on the number of shares of GI's common stock outstanding as of June 10, 1997) and (ii) 20,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), none of which will be issued and outstanding upon consummation of the Distribution. All outstanding shares of Common Stock are, and the shares to be issued in the Distribution will be, validly issued, fully paid and nonassessable.

     COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of Preferred Stock to elect directors. Subject to the preferential rights of any outstanding series of Preferred Stock, and to any restrictions on payment of dividends imposed by the Registrant's credit facility, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of the Registrant (the "Board") from funds legally available therefor, and will be entitled, after payment of all prior claims, to receive pro rata all assets of the Registrant upon the liquidation, dissolution or winding up of the Registrant. Holders of Common Stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of the Registrant. Certain provisions of the Certificate of Incorporation and By-Laws of the Registrant which will be in effect at the time of the Distribution may have the effect of making more difficult an acquisition of control of the Registrant in a transaction not approved by the Board.

     The Registrant intends to list the Common Stock on the New York Stock Exchange under the symbol "NLV."

     PREFERRED STOCK

     The authorized capital stock of the Registrant includes 20,000,000 shares of Preferred Stock, none of which are currently issued or outstanding. The Board is authorized to divide the Preferred Stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The Board could, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of Common Stock and which could have certain antitakeover effects.

     In connection with the Registrant's Rights Plan (as described below), the Board has authorized 400,000 shares of Series A Junior Participating Preferred Stock (the "Series A Preferred"). No shares of Series A Preferred are outstanding.

     RIGHTS PLAN

     The Board has adopted a rights plan (the "Rights Plan") pursuant to which, concurrently with or promptly after the Distribution, one right (collectively, the "Rights") to purchase one one-thousandth of a share of Series A Preferred would be distributed as a dividend for each outstanding share of Common Stock at a purchase price of $85.00 per one one-thousandth of a share of Series A Preferred, subject to adjustment. The Rights are issuable on the terms and subject to the conditions set forth in the Rights Plan. No Rights will be issued under the Rights Plan until the consummation of the Distribution. The Rights will expire no later than on the tenth anniversary of the adoption of the Rights Plan in 2007. The Rights will be exercisable on the earlier to occur of (i) the first date of public announcement that a person or "group" (other than FLC Entities (as defined below) to the extent FLC Entities, individually or as a group, beneficially own no more than 20% of the then outstanding Common Stock) has acquired beneficial ownership of 15% or more of the outstanding Common Stock (except pursuant to a Permitted Offer, as defined) (an "Acquiring Person"); and
(ii) ten business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person. "FLC Entities" means Instrument Partners, a New York Limited Partnership, Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York Limited partnership, Theodore J. Forstmann, Nicholas C. Forstmann, Wm. Brian Little, Steven B. Klinsky, Sandra J. Horbach, Winston W. Hutchins and Thomas H. Lister and their affiliates and associates who or which are considered as one person and references to the FLC Entities include any or all such persons.

     If any person or group becomes an Acquiring Person or commences a tender offer upon consummation of which such person or group would become an Acquiring Person, each Right not owned by such Acquiring Person or certain related parties would entitle its holder to purchase, at the Right's then current exercise price, shares of Common Stock, or, in the discretion of the Board, the number of one one-thousandths of a share of Series A Preferred having a value of twice the Right's exercise price. In addition, if, after a person or group becomes an Acquiring Person, the Registrant is involved in a merger or other business combination transaction in which the holders of all of the outstanding Common Stock immediately prior to the consummation of the transaction are not the holders of the surviving corporation's voting power or more than 50% of the Registrant's assets or earning power is sold or transferred, each Right will entitle its holder to purchase common shares of the acquiring company having a value equal to two times the Right's then current exercise price.

     The purchase price payable, and the shares issuable, upon exercise of the Rights will be subject to adjustment from time to time as specified in the Rights Plan. The Registrant will generally be entitled to redeem the Rights in whole, but not in part, at $0.01 per Right at any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) expiration of the Rights.

     Shares of Series A Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation of the

Registrant, the holders of Series A Preferred will be entitled to a minimum preferential liquidation payment of $100.00, provided that they will be entitled to an aggregate payment per share of at least 1,000 times the aggregate payment made per share of Common Stock. Each share of Series A Preferred will have one thousand votes, voting together with the Common Stock. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Series A Preferred is equivalent to at least six full quarterly dividends, the holders of the Series A Preferred will have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of Common Stock until all dividends in default on the Series A Preferred have been paid in full and dividends for the current dividend period declared and funds therefor set apart.

     TRANSFER AGENT

     The Transfer Agent for the Common Stock will be ChaseMellon Shareholder Services, L.L.C.

Item 5:  Interests of Named Experts and Counsel

     The validity of the securities registered under this Registration Statement has been passed upon for the Registrant by Keith A. Zar, Esq., who is the Vice President and General Counsel of the Registrant and is serving as the Assistant General Counsel of GI until the completion of the proposed distribution (the "Distribution") of the outstanding shares of the Registrant to the stockholders of GI. Mr. Zar owns and holds options to purchase shares of the common stock of GI, and is a participant in several of its employee benefit plans. Mr. Zar is expected to receive shares of Common Stock in the Distribution and to become a participant in various employee benefit plans of the Registrant after the Distribution.

Item 6:  Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a
"derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Article Sixth of the Certificate of Incorporation of the Registrant which will be in effect at the time of the Distribution will provide that directors of the Registrant shall not, to the fullest extent permitted by the DGCL, be liable to the Registrant or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. The Certificate of Incorporation of the Registrant will also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    The Registrant has entered, or will enter, into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

    The Registrant will maintain directors' and officers' liability insurance which will provide for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Act, for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

Item 7: Exemption from Registration Claimed

     Not applicable.

Item 8:  Exhibits

     4.1 Form of Amended and Restated Certificate of Incorporation (attached as Annex A to the Proxy Statement-Prospectus included in Registrant's Registration Statement on Form S-4 (File No. 333-23935)
         (the "Form S-4"))*/

     4.2 Form of Amended and Restated By-Laws (attached as Annex D to the Proxy Statement-Prospectus included in the Form S-4)*/

     4.3 Form of Common Stock Certificate (filed as Exhibit 4.1 to the Form
         S-4)*/

     4.4 Form of Rights Agreement (filed as Exhibit 4.3 to the Form S-4)*/

     5.1 Opinion of Keith A. Zar, Esq.

    23.1 Consent of Deloitte & Touche LLP

    23.2 Consent of Keith A. Zar, Esq. (included in Exhibit 5.1)

    24.1 Powers of Attorney (included on the signature pages).

--------------------------

*/       Incorporated by reference (File No. 333-23935).

         The Registrant will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plans under
Section 401 of the Internal Revenue Code.


Item 9:  Undertakings

Rule 415 Offering.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Registrant or of a Plan pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on June 20, 1997.


                                     NEXTLEVEL SYSTEMS, INC.


                                     By:    /s/RICHARD S. FRIEDLAND
                                            -----------------------
                                            Richard S. Friedland
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Friedland, Charles T. Dickson, Thomas A. Dumit, and Keith A. Zar, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                 Title                           Date


 /s/RICHARD S. FRIEDLAND     Chairman and Chief Executive          June 20, 1997
---------------------------  Officer (Principal Executive
Richard S. Friedland         Officer) and Director


 /s/CHARLES T. DICKSON       Vice President and Chief Financial    June 20, 1997
------------------------     Officer (Principal Financial
Charles T. Dickson           Officer)


 /s/PAUL J. BERZENSKI        Vice President and Controller         June 20, 1997
---------------------        (Principal Accounting Officer)
Paul J. Berzenski


 /s/FRANK M. DRENDEL         Director                              June 20, 1997
--------------------
Frank M. Drendel


                             Director
---------------------
Theodore J. Forstmann

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 1997.


                 NEXTLEVEL SYSTEMS, INC. SAVINGS PLAN

                 By:   GENERAL   INSTRUMENT    CORPORATION   EMPLOYEE   BENEFITS
                       INVESTMENT COMMITTEE

                 By:   /s/Keith A. Zar
                       ---------------
                       Keith A. Zar, Committee Member


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 1997.


                 GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

                 By:   GENERAL   INSTRUMENT   CORPORATION,   EMPLOYEE   BENEFITS
                       INVESTMENT COMMITTEE

                 By:   /s/Keith A. Zar
                       ---------------
                       Keith A. Zar, Committee Member

                                INDEX TO EXHIBITS

=================== --------------------------------------- ====================

     Exhibit               Description of Exhibit              Sequentially
      Number                                                  Numbered Page
=================== --------------------------------------- ====================

               4.1  Form of Amended and Restated Certificate
                    of Incorporation (attached as Annex A to
                    the Proxy Statement-Prospectus included
                    in Registrant's Registration Statement on
                    Form S-4 (File No. 333-23935)(the
                    "Form S-4"))*/
=================== --------------------------------------- ====================

               4.2  Form of Amended and Restated By-Laws
                    (attached as Annex D to the Proxy
                    Statement-Prospectus included in the
                    Form S-4)*/
=================== --------------------------------------- ====================

               4.3  Form of Common Stock Certificate
                    (filed as Exhibit 4.1 to the Form S-4)*/
=================== --------------------------------------- ====================

               4.4  Form of Rights Agreement (filed as
                    Exhibit 4.3 to the Form S-4)*/
=================== ------------------------------ -------- ====================

               5.1  Opinion of Keith A. Zar, Esq...........        II - 12
=================== --------------------------------------- ====================

              23.1  Consent of Deloitte & Touche LLP.......        II - 14
=================== --------------------------------------- ====================

              23.2  Consent of Keith A. Zar, Esq. (included
                    in Exhibit 5.1)
=================== ======================================= ====================

              24.1  Powers of Attorney (included on the
                    signature pages).......................
=================== ======================================= ====================


--------------------------

*/       Incorporated by reference (File No. 333-23935).

                                                    June 20, 1997


General Instrument Corporation
8770 West Bryn Mawr Avenue
Suite 1300
Chicago, Illinois  60631

NextLevel Systems, Inc.
8770 West Bryn Mawr Avenue
Suite 1300
Chicago, Illinois 60631

Ladies and Gentlemen:

        I have acted as counsel to NextLevel Systems, Inc. (the "Company"), in connection with Registration Statements on Form S-8 (each, a "Form S-8 Registration Statement") being filed on or about the date of this opinion with the Securities and Exchange Commission to register under the Securities Act of 1933 (i) an aggregate of up to 7,200,000 shares of the common stock, par value $.01 per share (the "Shares"), of the Company in to be offered and sold pursuant to the NextLevel Systems, Inc. Savings Plan and the General Instrument (Puerto
Rico), Inc. Savings Plan (collectively, the "Savings Plans") and (ii) an indeterminate number of interests of participation which may be issued pursuant to the Savings Plans (the "Plan Interests").

         In rendering this opinion, I have examined and am familiar with the Company's Registration Statement on Form S-4 (File No. 333-23935), as amended to date (the "Form S-4"), and the corporate records of the Company, including its Certificate of Incorporation, its form of Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Form S-4 (the "Amended and Restated
Certificate") which is to be in effect prior to any sale of the Shares, its By-Laws, minutes of the meetings of its Board of Directors, consents of its sole stockholder, and such other documents which I have deemed relevant or necessary as the basis for this opinion.

         In examining documents executed by parties other than the Company or the Parent, I have assumed that such parties had the power, corporate or otherwise, to enter into and to perform their respective obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents and the validity and binding effect thereof. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

NextLevel Systems, Inc.
June 20, 1997
Page 2




         Based upon and subject to the foregoing, it is my opinion that the Shares that will be originally issued pursuant to, and in accordance with, each Plan following the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware will be validly issued, fully paid and non-assessable and that the Plan Interests, when issued in accordance with the terms of the applicable Savings Plan, will be validly issued.

         I consent to the reference to my name in, and to the filing of this opinion as an exhibit to, each Registration Statement.


                                Very truly yours,

                                /s/Keith A. Zar
                                ---------------
                                Keith A. Zar
                                General Counsel

EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NextLevel Systems, Inc. on Form S-8 of our report relating to the Communications Business of General Instrument Corporation dated February 3, 1997 (February 28, 1997 as to Note 17), appearing in the Registration Statement on Form S-4 (File No. 333-23935) of NextLevel Systems, Inc. and to the reference to us as experts in Part II, Item 3 of this Registration Statement.


/s/Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Chicago, Illinois


June 18, 1997